Exhibit 23 (a)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 33-48453) pertaining to Sandy Spring Bancorp, Inc. Cash and Deferred Profit Sharing Plan and Trust,

(2)	Registration Statement (Form S-8 No. 333-126701) pertaining to the Sandy Spring Bancorp, Inc. 2005 Omnibus Stock Plan,

(3)	Registration Statement (Form S-3 No. 333-166808) pertaining to the Sandy Spring Bancorp, Inc. Director Stock Purchase Plan, as amended and restated,

(4)	Registration Statement (Form S-3 No. 333-174664) pertaining to the Sandy Spring Bancorp, Inc. 2011 Employee Stock Purchase Plan;

of our reports dated March 6, 2015, with respect to the consolidated financial statements and schedules of Sandy Spring Bancorp, Inc., and the effectiveness of internal control over financial reporting of Sandy Spring Bancorp, Inc., included in this Annual Report (Form 10-K) of Sandy Spring Bancorp, Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP

McLean, Virginia

March 6, 2015